Exhibit 99.1

ESOP-401(k) Merger

Questions for Employee Q&A

1.	What action is Rockville Bank taking when it comes to the ESOP program and our 401(k) Plan?

After careful deliberation and as determined to be in the best interests of the Bank and our employees, we have decided to merge the Employee Stock Ownership Plan with and into the 401(k) Plan (Defined Contribution). The merged plan will continue to be known as the Rockville Bank 401(k) Plan (with ESOP component).

2.	When does this merger take effect?

The merger of the ESOP and 401(k) Plan takes effect January 1, 2014. However, employees will not see the effects of the merger until the first quarter of 2015. This is because employer contributions are not made under the terms of the separately existing plans, and as under the terms of the merged plan, until year end.

3.	Specifically, what does it mean when you say Rockville Bank is “merging” the ESOP plan with and into the Company’s 401(k) Plan?

Under the merged plan, Rockville Bank reserves the right to make safe harbor contributions to the merged plan in the form of stock. The Bank can accomplish this by using the shares released when loan repayments are made under the ESOP component of the merged plan. Specifically, as loan repayments are made under the ESOP component, shares are released to participant accounts. The shares that are released may be used to satisfy the Bank’s obligation to make employer contributions under the terms of the merged plan – i.e., (i) the 3% safe harbor contribution, (ii) employer matching contributions, and (iii) employer transition contributions (collectively, the “Employer Contributions”).

The ESOP has two outstanding loans – ESOP Loan 1 and ESOP Loan 2. When Rockville Bank became a partially public company in 2005, the ESOP plan was established. The Bank took out a loan – ESOP Loan 1 – to purchase shares from the public offering to place into an ESOP Trust and to be released to Rockville Bank employees over a 10-year period as ESOP Loan 1 is repaid. ESOP Loan 1 is scheduled to be fully paid off in 2014.

Then, when the Company completed its second step public offering in 2011, another pool of shares under the ESOP was created which was funded by a second loan (ESOP Loan 2). Just like under ESOP Loan 1, shares relating to ESOP Loan 2 are also allocated and released to employees in connection with the annual pay down of ESOP Loan 2 to a Trust. ESOP Loan 2 is scheduled to be paid out over the next 30 years. These loan arrangements are consistently done in conversions.

Every year, the Bank repays a portion of both ESOP Loan 1 and ESOP Loan 2. The Bank has determined that it will use the 2014 ESOP Loan 1 repayment to satisfy its plan year 2014 Employer Contribution obligations. ESOP shares released in satisfaction of the Bank’s 3% safe harbor contribution will be immediately 100% vested. ESOP shares released in satisfaction of the Bank’s matching and transition contribution obligations will be subject to the merged plan’s vesting schedule. It is important to note that when any of these three types of contributions are allocated as shares through the ESOP component of the merged plan, the shares are subject to the ESOP provisions and must remain invested as shares until you become eligible to diversify under the diversification period.

Shares released in satisfaction of loan repayments on ESOP Loan 2 will be allocated under the terms set out in the ESOP plan document and now part of the merged plan. These shares will be subject to the merged plan’s vesting schedule.

4.	Why is Rockville Bank taking this action?

The fact is 2013 has proven to be a very difficult year for the banking industry and 2014 is forecast to present many of the same economic challenges we are currently facing. Merging the ESOP and 401(k) Plan was a very tough decision to make but it was the right decision in order to continue to position Rockville Bank as a top performer.

You should be aware that Rockville Bank is not alone in offering to its employees a 401(k) plan with ESOP component. In fact, this type of plan has a name given to it by the Internal Revenue Service. It is referred to as a KSOP. Under this type of retirement plan a company may match employee contributions with stock rather than cash.

5.	Why do Company leaders feel so strongly that merging the ESOP and 401(k) is the right decision for employees and the future of Rockville Bank?

As we experienced so far in 2013, next year is shaping up to be another difficult and incredibly challenging year for the banking industry. So in order for Rockville Bank to continue to be a top performer, it is critical we examine all revenue and expense options to position the Company for future success. Merging the two plans will save the Bank the expense of administering two separate plans. It will also allow the Bank to make its Employer Contributions in ESOP shares. Always keeping employees in the forefront of any decision, Senior Management and the Board of Directors are confident merging the ESOP with the 401(k) Plan is the right decision for the Company at this time.

6.	How will this merger benefit Rockville Bank employees?

First and foremost, Rockville Bank’s generous retirement benefits, competitive salaries and bonus earning potential remain among the most competitive in the industry. Second, if you are employed on December 31, 2013 and are an active participant in the Plan, ALL ESOP shares credited to your accounts will be 100% vested as of December 31, 2013. Third, if you’re an employee whose salary is based on commission, not only will you still enjoy the 401(k) benefit, but you will now be eligible for the benefits created by merging the two plans. Lastly, when the

Bank uses the 3% safe harbor contribution to satisfy the repayment of its ESOP loan obligations, shares released to the accounts of Rockville Bank employees will be 100% vested and will not be subject to the vesting schedule under the terms of the merged plan.

7.	So if Rockville Bank is merging the ESOP with the 401(k), what happens to the ESOP plan?

The components of the ESOP remain intact they are just administered through the 401(k) Plan. This means that you cannot allocate ESOP contributions to the funds of your choice; rather, they must remain in shares of stock and cash. The exception to this is noted in Question 8 relating to diversification rights.

8.	Does this mean that provisions from my current ESOP will no longer exist?

Employer Contributions contributed through the ESOP component of the merged plan, other than those used to satisfy the 3% safe harbor contribution, will continue to be subject to the 6-year vesting schedule that was applicable under the ESOP. However, under the merged plan, the diversification rights applicable to Company Stock held in your account become more liberal. You no longer have to wait until you reach age 55 and have 10 years of service. Under the merged plan, after you have completed at least 3 Years of Service you (or your beneficiary if you are deceased) may elect to direct the Plan to divest any such securities, and to reinvest an equivalent amount in other investment options.

9.	What changes will I see on my next statement?

Starting in 2015, you will no longer receive multiple statements. Instead, you will see everything – including the ESOP and 401(k) components of the merged plan – in just one statement.

10.	Does this adjustment in the ESOP program and 401(k) Plan impact all employees?

Yes – it impacts all Rockville Bank employees who either retire or leave the Company after January 1, 2014.

11.	What should I plan to do once Rockville Bank merges the ESOP with and into the 401(k)?

There is nothing you need to do in connection with the merger.

12.	Will additional assistance be made available to Rockville Bank employees regarding this change and who do we contact with follow up questions?

In addition to this Q&A and the memo you received, Hooker & Holcombe, our retirement benefits administrator, will include more information on the merger of the two plans in future 401(k) enrollment meetings and will be available to answer any questions at that time. In the meantime, please feel free to contact Rick Trachimowicz (EVP, Human Capital) at rtrachimowicz@rockvillebank.com or Anne McConnell (VP, Human Capital) at amcconnell@rockvillebank.com if you have any questions or comments. You can also contact the PensionEdge® Service Center at 800.457.1245 or service.center@hhconsultants.com with questions or comments.

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